Exhibit 99.1
ILLUMINA REPORTS FINANCIAL RESULTS FOR FIRST QUARTER 2008
First Quarter Revenue Increases 69% Over Prior Year and 8% Sequentially
SAN DIEGO, April 22, 2008 (BUSINESS WIRE) — Illumina, Inc. (NASDAQ:ILMN) today announced its financial results for the first quarter of 2008.
For the first quarter of 2008, Illumina reported revenue of $121.9 million, a 69% increase over the $72.2 million reported in the first quarter of 2007 and an 8% increase over revenue of $112.6 million in the fourth quarter of 2007. This represents the Company’s 27th consecutive quarter of revenue growth. The Company reported GAAP net income for the first quarter of $13.4 million, or $0.21 per diluted share, compared to a net loss of $298.1 million, or $5.58 per basic and diluted share in the comparable period of 2007. The GAAP net loss in the prior year quarter was primarily attributable to a non-cash charge of $303.4 million related to in-process research and development associated with the Company’s acquisition of Solexa, Inc. GAAP net income for the first quarter of 2008 also included non-cash charges of $2.4 million associated with the amortization of intangible assets and $10.9 million in non-cash stock compensation expense associated with SFAS No. 123R. These GAAP expenses were partially offset by a net tax benefit of approximately $4.2 million primarily associated with non-cash stock compensation expense. Excluding the impact of these specified items, Illumina’s net income on a non-GAAP basis for the first quarter of 2008 was $22.5 million, or $0.37 per diluted share, compared to $12.7 million, or $0.22 per diluted share, for the first quarter of 2007.
Gross margin in the first quarter of 2008 was 62.2%, compared to 65.2% in the comparable period of 2007. Excluding the effect of the non-cash charges associated with stock compensation mentioned above, non-GAAP gross margin was 63.3% for the first quarter of 2008, compared to 67.4% in the prior year period. Non-GAAP gross margin for the prior year period excludes the effect of non-cash charges associated with stock compensation as well as the amortization of inventory revaluation costs associated with the acquisition of Solexa, Inc. The year-over-year decrease in gross margin was primarily attributable to a change in product mix.
Research and development (R&D) expenses for the first quarter of 2008 were $20.6 million, compared to $16.0 million in the first quarter of 2007. R&D expenses include $3.3 million and $1.9 million of non-cash stock compensation expense in the first quarter of 2008 and 2007, respectively. Excluding these non-cash charges, R&D expenses as a percentage of revenues were 14.2%, compared to 19.2% in the prior year period.
Selling, general and administrative (SG&A) expenses for the quarter were $33.8 million, compared to $23.6 million for the first quarter of 2007. SG&A expenses include $6.1 million and $4.8 million of non-cash stock compensation expense in the first quarter of 2008 and 2007, respectively. Excluding these non-cash charges, SG&A expenses as a percentage of revenues were 22.7%, compared to 26.1% in the prior year period.
On a GAAP basis, the Company used $62.8 million in cash flow from operations during the first quarter of 2008. Excluding one-time litigation settlement payments totaling $90.5 million, the Company generated $27.8 million in non-GAAP cash flow from operations during the first quarter of 2008, compared to $14.6 million in the comparable quarter of 2007. Depreciation and amortization expenses were $6.2 million and capital expenditures were $7.0 million during the quarter. The Company ended the quarter with $328.8 million in cash and investments, compared to $386.1 million as of December 30, 2007.
Highlights since our last earnings release:
•	Launched and shipped the iScan System, a next generation BeadChip scanner for genotyping and gene expression. Combined with Illumina’s automation systems, iScan enables customers to complete studies on the Company’s Infinium HD BeadChips up to six times faster than on Illumina’s BeadStation.

•	Shipped the Human610-Quad DNA Analysis BeadChip based on our new Infinium HD format. The Human610-Quad contains nearly 2.5 million genetic variants and enables researchers to interrogate more than 620,000 variants simultaneously across four samples.

•	Commenced shipment of the Genome Analyzer II (GAII) DNA Sequencing platform. The GAII significantly improves the overall throughput and robustness of the Genome Analyzer and enables researchers to achieve industry-leading accuracy and daily throughput at the lowest operating cost.

•	Added three key positions to the Illumina management team: Joel McComb as Senior Vice President and General Manager of the Life Sciences Business Unit; Greg Heath as Senior Vice President and General Manager of the Diagnostics Business Unit; Mike Bouchard as Vice President of Finance.

•	Sold 11 Genome Analyzers to the Beijing Genome Institute (BGI). This purchase brings BGI’s total installed base of Illumina Genome Analyzers to 17 and makes it the fourth customer site to expand its install base into double digits.

•	Launched the HumanHT-12 Gene Expression BeadChip which enables researchers to perform whole genome gene expression on 12 samples in parallel for less than $100 per sample.

•	Sequenced the first African Human Genome. The Company used the Genome Analyzer to generate more than 75 Gb of DNA sequence, or 25x coverage, in 27 runs over a matter of weeks.
Financial Outlook and Guidance
The non-GAAP financial guidance discussed below excludes the effect of non-cash stock compensation expense and amortization expense related to intangible assets (see table which reconciles these non-GAAP financial measures to the related GAAP measures).
We expect revenue for 2008 between $515 and $535 million, representing year-over-year growth of 40% - 46%, exceeding the high end of our long term operating model and an increase from the midpoint of our previous guidance by $12.5 million. We expect our gross margin percentage to be in the mid 60s. We expect earnings per fully diluted share of $1.55 to $1.68, which represents an increase of $0.09 per share from the midpoint of our previous guidance.

For the second quarter of 2008, we expect revenues between $127 and $132 million. We expect earnings per fully diluted share of $0.37 to $0.40.
We expect the full year pro forma tax rate to be approximately 36%, higher in the first half of the year and lower in the second half of the year.
The Company expects full year weighted average diluted shares outstanding for the measurement of pro forma amounts to be approximately 62 million.
Quarterly Conference Call Information
The conference call will begin at 2:00pm Pacific Time (5:00pm Eastern Time) on Tuesday, April 22, 2008. Interested parties may listen to the call by dialing 866-314-4483 (passcode: 63705438), or if outside North America, by dialing +617-213-8049 (passcode: 63705438). Individuals may access the live teleconference under the “Corporate/Investor Information” tab of Illumina’s web site at www.illumina.com.
A replay of the conference call will be available from 4:00pm Pacific Time
(7:00pm Eastern Time) on April 22, 2008 through April 29, 2008 by dialing 888-286-8010, or if outside North America, by dialing +617-801-6888 (passcode: 24200930).
About Illumina
Illumina is a leading developer, manufacturer and marketer of next-generation life science tools and integrated systems for the large scale analysis of genetic variation and biological function. Using our proprietary technologies, we provide a comprehensive line of products and services that currently serve the sequencing, genotyping, and gene expression markets, and we expect to enter the market for molecular diagnostics. Our customers include leading genomic research centers, pharmaceutical companies, academic institutions, clinical research organizations and biotechnology companies. Our tools provide researchers around the world with the performance, throughput, cost effectiveness and flexibility necessary to perform the billions of genetic tests needed to extract valuable medical information from advances in genomics and proteomics. We believe this information will enable researchers to correlate genetic variation and biological function, which will enhance drug discovery and clinical research, allow diseases to be detected earlier and permit better choices of drugs for individual patients.
Statement Regarding Use of Non-GAAP Financial Measures
The Company has reported non-GAAP results for diluted net income per share, net income, gross margins, cash flow from operating activities and free cash flow in addition to, and not as a substitute for, or superior to, financial measures calculated in accordance with GAAP.
The Company’s financial results under GAAP include substantial non-cash charges related to stock compensation expense, its acquisition of Solexa, Inc. in January 2007, and the settlement of its litigation with Affymetrix, Inc. in January 2008. Management believes that presentation of operating results that exclude these non-cash charges provides useful supplemental information to investors that facilitates analysis of the Company’s core operating results and comparison of operating results across reporting periods. Management believes that this supplemental non-GAAP information is therefore useful to investors in analyzing and assessing the Company’s past and future operating performance.
The Company encourages investors to carefully consider its results under GAAP, as well as its supplemental non-GAAP information and the reconciliation between these presentations, to more fully understand its business. Reconciliations between GAAP and non-GAAP results are presented in the tables of this release.
“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995: this release may contain forward-looking statements that involve risks and uncertainties. Among the important factors that could cause actual results to differ materially from those in any forward-looking statements are Illumina’s ability (i) to integrate effectively our acquisition of Solexa, Inc., (ii) to develop and commercialize further our BeadArray™, VeraCode®, and Solexa® technologies and to deploy new sequencing, gene expression, and genotyping products and applications for our technology platforms, (iii) to manufacture robust microarrays and Oligator® oligonucleotides, (iv) to integrate and scale our VeraCode technology, together with other factors detailed in our filings with the Securities and Exchange Commission including our recent filings on Forms 10-K and 10-Q or in information disclosed in public conference calls, the date and time of which are released beforehand. We disclaim any intent or obligation to update these forward-looking statements beyond the date of this release.
# # #

Contact:	Peter J. Fromen
Sr. Director, Investor Relations
1.858.202.4507
pfromen@illumina.com

Illumina, Inc.
Condensed Consolidated Balance Sheets
(In thousands)

	March 30, 2008	December 30, 2007(1)
	(unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$118,614	$174,941
Short-term investments	156,688	211,141
Accounts receivable, net	91,412	83,119
Inventory, net	54,817	53,980
Deferred tax assets — current portion	33,170	26,934
Prepaid expenses and other current assets	9,961	12,640

Total current assets	464,662	562,755
Property and equipment, net	55,035	46,274
Long-term investments	53,496	—
Goodwill	228,734	228,734
Intangible assets, net	55,690	58,116
Deferred tax assets — long term portion	66,036	80,245
Other assets, net	12,099	11,608

Total assets	$935,752	$987,732

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$27,395	$24,311
Litigation settlements payable	—	90,536
Accrued liabilities	42,123	50,852
Current portion of long-term debt	400,006	16

Total current liabilities	469,524	165,715
Long-term debt	—	400,000
Other long-term liabilities	15,139	10,339
Stockholders’ equity	451,089	411,678

Total liabilities and stockholders’ equity	$935,752	$987,732

(1) The condensed consolidated balance sheet as of December 30, 2007 has been derived from the audited financial statements as of that date.

Illumina, Inc.
Condensed Consolidated Statements of Operations
(In thousands, except per share amounts)
(unaudited)

	Three Months Ended
	March 30, 2008	April 1, 2007
Revenue:
Product	$110,683	$61,266
Service and other	11,178	10,884

Total revenue	121,861	72,150

Costs and expenses:
Cost of revenue (including non-cash stock compensation expense of $1,404 and $946, respectively)	46,081	25,120
Research and development (including non-cash stock compensation expense of $3,307 and $1,931, respectively)	20,564	15,956
Selling, general and administrative (including non-cash stock compensation expense of $6,146 and $4,801, respectively)	33,827	23,633
Amortization of intangible assets	2,415	442
Acquired in-process research and development	—	303,400

Total costs and expenses	102,887	368,551

Income (loss) from operations	18,974	(296,401)
Interest and other income, net	3,580	2,722

Income (loss) before income taxes	22,554	(293,679)
Provision for income taxes	9,126	4,397

Net income (loss)	$13,428	$(298,076)

Net income (loss) per basic share	$0.24	$(5.58)

Net income (loss) per diluted share	$0.21	$(5.58)

Shares used in calculating basic net income (loss) per share	55,834	53,422

Shares used in calculating diluted net income (loss) per share	63,764	53,422

Illumina, Inc.
Condensed Consolidated Statements of Cash Flow
(In thousands)
(unaudited)

	Three Months Ended
	March 30, 2008	April 1, 2007
Net cash (used in) provided by operating activities	$(62,755)	$14,643
Net cash used in investing activities	(8,123)	(34,410)
Net cash provided by financing activities	15,979	104,950
Effect of foreign currency translation on cash and cash equivalents	(1,428)	(40)

(Decrease) increase in cash and cash equivalents	(56,327)	85,143
Cash and cash equivalents, beginning of period	174,941	38,386

Cash and cash equivalents, end of period	$118,614	$123,529

Calculation of Free Cash Flow (a):
Net cash (used in) provided by operating activities	$(62,755)	$14,643
Purchases of property and equipment	(6,963)	(3,239)

Free cash flow	$(69,718)	$11,404

(a) Free cash flow, which is a non-GAAP financial measure, is calculated as net cash (used in) provided by operating activities reduced by purchases of property and equipment. Free cash flow is useful to management as it is one of the metric used to evaluate our performance and to compare the Company with other companies in our industry. However, our calculation of free cash flow may not be comparable to similar measures used by other companies.

Illumina, Inc.
Results of Operations — Non-GAAP
(In thousands, except per share amounts)
(unaudited)
AN ITEMIZED RECONCILIATION BETWEEN GAAP AND NON-GAAP NET INCOME (LOSS) PER SHARE IS AS FOLLOWS:

	Three Months Ended
	March 30, 2008	April 1, 2007
GAAP net income (loss) per share — diluted	$0.21	$(5.58)
Pro forma impact on weighted average shares	0.01	0.44
Adjustment to net income (loss), as detailed below	0.15	5.36

Non-GAAP net income per share — diluted (a)	$0.37	$0.22

Shares used in calculating non-GAAP diluted net income per share	60,472	58,020

AN ITEMIZED RECONCILIATION BETWEEN GAAP AND NON-GAAP NET INCOME (LOSS) IS AS FOLLOWS:

GAAP net income (loss)	$13,428	$(298,076)
Non-cash stock compensation expense	10,857	7,678
Amortization of intangible assets	2,415	442
Amortization of inventory revaluation costs	—	816
Acquired in-process research and development expense	—	303,400
Pro forma tax expense (b)	(4,215)	(1,539)

Non-GAAP net income (a)	$22,485	$12,721

(a) Non-GAAP diluted net income per share and net income excludes the effect of non-cash stock compensation expense, as well as the amortization of acquired intangible assets, amortization of inventory revaluation costs on products sold that were previously written-up under purchase accounting rules and acquired in-process research and development expense related to the Company’s acquisition of Solexa, Inc. in January 2007. Non-GAAP diluted net income per share and net income is a key driver of the Company’s core operating performance and a major factor in management’s bonus compensation each year. Management has excluded the effects of these items in these measures to assist investors in analyzing and assessing our past and future core operating performance.
(b) Pro forma tax expense is higher than GAAP tax expense primarily because of non-cash stock compensation expense, which is deducted for GAAP purposes but excluded for pro forma purposes. This deduction produces a GAAP-only tax benefit, which is added back for pro forma presentation.

Illumina, Inc.
Results of Operations — Non-GAAP (continued)
(unaudited)
AN ITEMIZED RECONCILIATION BETWEEN GAAP AND NON-GAAP GROSS MARGIN IS AS FOLLOWS:

	Three Months Ended
	March 30, 2008	April 1, 2007
GAAP gross margin (a)	62.2%	65.2%
Non-cash stock compensation expense	1.1%	1.3%
Amortization of inventory revaluation costs	—	0.9%

Non-GAAP gross margin (b)	63.3%	67.4%

(a) In Q4 2007, the Company began to classify research revenue as part of services and other revenue. This reclassification is also reflected in the prior period shown in the table above.
(b) Non-GAAP gross margin excludes the effect of non-cash stock compensation expense and the amortization of inventory revaluation costs. Management regards non-GAAP gross margin as a key measure of the effectiveness and efficiency of the Company’s manufacturing processes, product mix and the average selling prices of the Company’s products and services.
Illumina, Inc.
Condensed Consolidated Statements of Cash Flow — Non-GAAP
(unaudited)
AN ITEMIZED RECONCILIATION BETWEEN GAAP AND NON-GAAP CASH FLOW FROM OPERATING ACTIVITIES IS AS FOLLOWS:

	Three Months Ended
	March 30, 2008	April 1, 2007
Net cash (used in) provided by operating activities	$(62,755)	$14,643
Litigation settlements paid in cash (a)	90,536	—

Non-GAAP net cash provided by operating activities (b)	$27,781	$14,643

(a) The Company made payments of $90.5 million during the first quarter of 2008 associated with two litigation settlement agreements.
(b) Non-GAAP cash provided by operating activities is a key driver of the Company’s core operating performance. Management has excluded the cash effect of its litigation settlement payments to assist investors in analyzing and assessing our past and future core operating performance.

Illumina, Inc.
Reconciliation of GAAP to Non-GAAP Financial Guidance Summary
(In thousands, except per share amounts)

The financial guidance provided below is an estimate based on information available as of April 22, 2008. The Company’s future performance and financial results are subject to risks and uncertainties, and actual results could differ materially from the guidance set forth below. Some of the factors that could affect the Company’s financial results are stated above in this press release. More information on potential factors that could affect the Company’s financial results is included from time to time in the Company’s public reports filed with the SEC, including the Company’s Form 10-K for the fiscal year ended December 30, 2007 and the Company’s Form 10-Q for the quarter ended March 30, 2008 to be filed with the SEC. The Company assumes no obligation to update any forward-looking statements or information, which speak as of their respective dates.

	Fiscal Year 2008 Financial Guidance Summary
		Non-GAAP
	GAAP	Adjustments		Non-GAAP
Revenue	$515 — 535 million			$515 — 535 million

Diluted net income per share	$0.99 — 1.12	$0.56	(a)	$1.55 — 1.68

	Q2 2008 Financial Guidance Summary
		Non-GAAP
	GAAP	Adjustments		Non-GAAP
Revenue	$127 — 132 million			$127 — 132 million

Diluted net income per share	$0.23 — 0.26	$0.14	(a)	$0.37 — 0.40

(a) These adjustments reflect the estimated impact on diluted net income per share for fiscal year 2008 and Q2 2008 from the non-GAAP adjustments related to non-cash stock compensation expense, as well as the amortization of acquired intangible assets and amortization of the intangible asset recorded by the Company in Q4 2007 related to a litigation settlement.